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                                                                     EXHIBIT 5.1
                [Orrick, Herrington & Sutcliffe LLP Letterhead]

June 8, 2001


WatchGuard Technologies, Inc.
505 Fifth Avenue, Suite 500
Seattle, Washington  98104

     Re:  Registration Statement on Form S-8 for 2000 Stock Option Plan

Ladies and Gentlemen:

     We have acted as counsel to WatchGuard Technologies, Inc. (the "Company") in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), that the Company is filing with the Securities and Exchange Commission with respect to 5,000,000 additional shares of common stock, $.001 par value per share (the "Shares"), issuable under the WatchGuard Technologies, Inc. 2000 Stock Option Plan, as amended January 9, 2001 (the "Plan").

     We have examined the Registration Statement and such documents and records of the Company and other documents as we have deemed relevant and necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

     Based on and subject to the foregoing, we are of the opinion that any Shares that may be issued under the Plan have been duly authorized and that, upon (i) the exercise of options granted under the Plan, (ii) the issuance and sales of the Shares upon such exercise in accordance with the terms of the Plan and (iii) the receipt of consideration for such Shares in accordance with the terms of the Plan, such Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendment thereto. In giving such consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act.

                                          Very truly yours,

                                          /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP